BY-LAWS

OF

AMG FUNDS III

Dated as of December 10, 2015

ARTICLE 1

Agreement and Declaration of Trust, Principal Office and Agent for Service of Process

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of AMG Funds III (formerly The Managers Funds), the Massachusetts business trust established by the Declaration of Trust (the “Trust”). Capitalized terms used but not defined in these By-Laws have the meanings given to them in the Declaration of Trust.

1.2 Principal Office of the Trust. A principal office of the Trust shall be located in Greenwich, Connecticut. The Trust may have other principal offices within or without the Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

1.3 Agent for Service of Process. The name and address of the agent for service of process for the Trust in the Commonwealth of Massachusetts is Affiliated Managers Group, Inc., c/o General Counsel, 600 Hale Street, Prides Crossing, Massachusetts 01965. The Trust may replace such agent for service of process and have such other agent or agents for service of process for the Trust as the Trustees may designate at any time and from time to time.

ARTICLE 2

Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to: (a) send notice (i) by mail at least three days before the meeting, (ii) by courier at least forty-eight hours before the meeting, or (iii) by electronic mail (e-mail), telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting, in each case, addressed to the Trustee at his or her usual or last known business, residence or e-mail address; or (b) give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given (A) to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting; or (B) to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Action by Written Consent. Any action to be taken by the Trustees may be taken by written consents, which may include consents submitted electronically, of the entire number of the Trustees then in office (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).

ARTICLE 3

Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he or she shall be a Trustee and may but need not be a Shareholder and shall be considered an officer of the Trustees and not of the Trust. Any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2 Election and Tenure. The Chairman of the Board, if one is elected, the President, the Treasurer and the Secretary and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5 Chief Executive Officer. The Chief Executive Officer of the Trust shall be the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. If no such designation is made, the President shall be the Chief Executive Officer.

3.6 Chairman of the Board. If a Chairman of the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees but shall have no individual authority to act for the Trust as an officer of the Trust.

3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, subadviser or manager, or a transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8 Secretary; Assistant Secretary. The Secretary shall record, or shall oversee the recording of, all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust or such other location or locations determined from time to time by the Secretary. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary or, if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to any Trustee or other officer of the Trust. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1 Executive and Other Committees. The Trustees may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine.

4.2 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees or in a Committee’s charter or as required by law, rule or regulation applicable to the action to be taken, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business of such Committee, and any action to be taken by a Committee may be taken (i) by a majority of the members of such Committee present at a meeting of such Committee (a quorum being present), including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by such means shall constitute presence in person at a meeting), or (ii) by written consents or consents submitted electronically of a majority of the members then in office of such Committee.

Except as specifically provided in the resolutions constituting a Committee of the Trustees or in a Committee’s charter or as required by law, rule or regulation applicable to the action to be taken, Article 2, Section 2.3 of these By-Laws relating to special meetings shall govern the notice requirements for Committee meetings.

ARTICLE 5

Reports

5.1 General. The Trustees and officers of the Trust shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1 General. With respect to the Trust or any particular series of the Trust, the fiscal year end of such Trust or series shall be as determined from time to time by the Trustees.

ARTICLE 7

Seal

7.1 General. The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe. Unless otherwise required by the Trustees, it shall not be necessary to place the seal on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1 General. Except as the Trustees, generally or in particular cases, may have authorized the execution thereof in some other manner, all checks, notes, deeds, leases, transfers, contracts, bonds, drafts and other obligations made, accepted or endorsed by the Trust and all registration statements and amendments thereto and all applications and amendments thereto filed with the Securities and Exchange Commission shall be signed by any of the President, any Vice-President, the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE 9

Issuance of Share Certificates

9.1 Share Certificates. The Trustees may at any time authorize the issuance of share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice-President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed on behalf of such officers by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile, printed or engraved signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms of this Article 9.

9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10

Provisions Relating to the Conduct of the Trust’s Business

10.1 Claims. As used herein, a “direct” Shareholder claim shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a Shareholder’s voting rights under Article 11, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct Shareholder action is expressly provided under the U.S. federal securities laws. Any other claim asserted by a Shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative” claim as used herein.

(a) Derivative Claims. No Shareholder shall have the right to bring or maintain any court action or other proceeding asserting a derivative claim or any claim asserted on behalf or for the benefit of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the Shareholder makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding, or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders, and no suit, proceeding or other action shall be commenced or maintained after a decision to reject a demand. Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf or for the benefit of the Trust who is not an Interested Person shall be deemed to be independent and disinterested with respect to such demand, proceeding or claim.

(b) Direct Claims. No Shareholder shall have the right to bring or maintain a court action or other proceeding asserting a direct claim against the Trust, the Trustees, or officers predicated upon an express or implied right of action under the Declaration of Trust or U.S. federal securities laws (excepting direct shareholder actions expressly provided by U.S. federal securities laws), unless the Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholder seeking authorization.

10.2 Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Trust or the Shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, or other agent of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act or the Declaration of Trust or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws or any agreement contemplated by any provision of the Investment Company Act of 1940, the Declaration of Trust or these By-Laws, or (v) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 10.2, and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in this Section 10.2.

If any Covered Action is filed in a court other than in a federal or state court sitting within the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 10.2 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.

If any provision or provisions of this Section 10.2 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 10.2 (including, without limitation, each portion of any sentence of this Section 10.2 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE 11

Shareholders’ Voting Powers and Meetings

11.1 Voting by Proxy; Placing a Shareholder’s Name on a Proxy. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

11.2 Call of a Meeting. A meeting of the Shareholders shall be called by a majority of the Trustees or by the President or the Secretary or other officer or officers as authorized by the Trustees whenever ordered to do so by a majority of Trustees. Meetings shall also be called by order of the Trustees at the request of Shareholders if and to the extent provided by the Declaration of Trust or by applicable law. The Trustees shall determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or without the Commonwealth of Massachusetts, or any adjournment(s) or postponement(s) thereof. Any meeting so called may be postponed by the Trustees or an officer of the Trust prior to the meeting with notice to the Shareholders entitled to vote at that meeting by the Trustees or an officer of the Trust prior to the meeting.

11.3 Quorum. Except when a larger quorum is required by law, by these By-Laws or by the Declaration of Trust, thirty percent (30%) of the Shares entitled to vote shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of the Declaration of Trust or these By-Laws requires that holders of any series or class shall vote as a series or class, then thirty percent (30%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class.

11.4 Notice; No Ballot. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder’s last known address, which may include an electronic address, if available, as recorded on the register of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election.

11.5 Adjournment. Any meeting of Shareholders may, by action of the chairman of the meeting, be adjourned from time to time with respect to one or more matters to be considered at such meeting, whether or not a quorum is present with respect to such matter, and any adjourned session or sessions may be held, any time after the date set for the original meeting, without the necessity of further notice; upon motion of the chairman of the meeting, the question of adjournment may be (but is not required by these By-Laws to be) submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of a majority of the votes cast in person or by proxy at the meeting with respect to the matter or matters adjourned, whether or not a quorum is present with respect to such matter or matters, and, if approved, such adjournment shall take place without the necessity of further notice. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

11.6 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chief Executive Officer, the President (if different from the Chief Executive Officer), or, if the Chief Executive Officer or President is not present at the meeting, then by a Vice President, if any, or if there are no Vice Presidents or no Vice Presidents are present at the meeting, then by another officer designated by the President, or if there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting, and such person shall be deemed for all purposes the chairman of the meeting. The chairman of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be specifically identified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting, in the chairman’s sole discretion. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the

Trust’s proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

11.7 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these By-Laws or the Trustees) or, as applicable, holding a majority (or such larger proportion as aforesaid) of the Shares of any series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE 12

Record Dates

12.1 General. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment(s) or postponement(s) thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment(s) or postponement(s) thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

ARTICLE 13

Amendments to the By-Laws

13.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees, these By-Laws may be amended, changed, altered or repealed, in whole or in part, by resolution of a majority of the Trustees then in office at any meeting of the Trustees, or by written consents or consents submitted electronically by a majority of such Trustees.

13.2 Enforceability. If any provision of these By-Laws is found by a court of competent jurisdiction to be invalid or unenforceable for any reason, it is the intent and agreement of the Trustees that the invalidity or unenforceability of any provision of these By-Laws shall not affect the validity or enforceability of any other provision of these By-Laws, and any invalid or unenforceable provision of these By-Laws shall be modified so as to be enforced to the maximum extent of its validity or enforceability.